EXHIBIT 19(c)




                        POWER OF ATTORNEY





      Know all men by these presents that the undersigned Director of USAA MUTUAL FUND, INC., a Maryland Corporation (the "Company"), constitutes and appoints Michael J.C. Roth, John W. Saunders, Jr. and Michael D. Wagner, and each of them, as his true and lawful attorney-in-fact and agent, with full power or substitution, for him and in his name, place and stead, in any and all capacities to sign registration statements in his capacity as a Director of the Fund on any form or forms filed under the Securities Act of 1933 and the Investment
Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection with such filing and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.


/s/M. Staser Holcomb                         February 6, 1996
----------------------------                 --------------------
M. Staser Holcomb, Director                  Date








                          EXHIBIT 19(d)



                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip W.
Coolidge, Thomas M. Lenz and Linda T. Gibson, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement of USAA Mutual Fund, Inc., with respect to its USAA S&P 500 Index Fund, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done about the premises, as fully to all intents and purposes and he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                             Title                  Date
---------                             -----                  ----

/s/Philip Coolidge            Trustee and President      February 9, 1996
-----------------------       of Equity 500 Index
Philip W. Coolidge            Portfolio
                              (Chief Executive Officer)



/s/John R. Elder              Treasurer (Chief           February 9, 1996
-----------------------       Financial and
John R. Elder                 Accounting Officer)
                              of Equity 500 Index
                              Portfolio



/s/Charles P. Biggar          Trustee of Equity          February 9, 1996
-----------------------       500 Index Portfolio
Charles P. Biggar



/s/S. Leland Dill             Trustee of Equity          February 9, 1996
-----------------------       500 Index Portfolio
S. Leland Dill



/s/Philip Saunders, Jr.       Trustee of Equity          February 9, 1996
-----------------------       500 Index Portfolio
Philip Saunders, Jr.